UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Post Effective Amendment No. 1
                                       to
                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SALMON EXPRESS INC.

                 (Name of small business issuer in its charter)

          NEVADA                                   98-0228169
          -------                                  ----------
 (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)

                  6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                  6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8
          -------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

                              Inc. Plan of Nevada,
                     540 W. Horizon Ridge Parkway, Ste 4604
                             Henderson, Nevada 89012
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                                                CALCULATION  OF  REGISTRATION  FEE
-----------------------------------------------------------------------------------------------------------------------------------


TITLE OF EACH                                         PROPOSED                  PROPOSED
CLASS OF                                              MAXIMUM                   MAXIMUM                   AMOUNT OF
SECURITIES TO BE            AMOUNT TO BE              OFFERING PRICE            AGGREGATE                 REGISTRATION
REGISTERED                  REGISTERED                PER SHARE (1)             OFFERING PRICE (2)        FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                5,029,200 shares          $0.25                     $1,257,300                $101.72 (3)
-----------------------------------------------------------------------------------------------------------------------------------


(1) Based on the last sales price of $0.25 on July 18, 2003

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


(3) Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, Dated May 27, 2005


                                   PROSPECTUS

                               SALMON EXPRESS INC.
                                5,029,200 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus.


Our shares are listed on the NASD Over-The-Counter Bulletin Board ("OTC Bulletin Board") under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.


             Offering Price     Commissions     Proceeds to Selling Shareholders
                                                Before Expenses

Per Share    $          0.25   Not Applicable   $          0.25

Total        $     1,257,300   Not Applicable   $     1,257,300

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The Date of This Prospectus Is: ___________, 2005

                               Table Of Contents

                                                                         PAGE

Summary ................................................................    3
Risk Factors ...........................................................    4
Use of Proceeds ........................................................    7
Determination of Offering Price ........................................    7
Dilution ...............................................................    9
Selling Shareholders ...................................................    9
Plan of Distribution ...................................................   13
Legal Proceedings ......................................................   16
Directors, Executive, Officers, Promoters and Control Persons ..........   16
Security Ownership of Certain Beneficial Owners and Management .........   17
Description of Securities ..............................................   18
Interests of Named Experts and Counsel .................................   19
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities ......................................................   19
Description of Business ................................................   19
Plan of Operation ......................................................   26
Description of Property ................................................   27
Certain Relationships and Related Transactions .........................   27
Market for Common Equity and Related Stockholder Matters ...............   28
Executive Compensation .................................................   29
Index to Financial Statements ..........................................   29
Changes in and Disagreements with Accountants Disclosure ...............   29
Available Information ..................................................   30
Part 2 - Information Not Required in the Prospectus ....................   30

                                     SUMMARY

Salmon Express Inc.


Salmon Express Inc. ("Salmon Express"), was founded by Peter Smith, and incorporated in the State of Nevada on February 20, 2003. Our intent is to market high quality Alaskan salmon products. We are still in our development stage. The shares offered hereby were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws. Our corporate offices are located at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8, telephone number 250.558.0991.


Recent Events

MicroMed Transaction


In light of the lack of results to our marketing efforts to date, our President has initiated discussions with MicroMed Technology, Inc. ("MicroMed"), a privately held Delaware corporation based in Houston, Texas, to merge a subsidiary of Salmon Express with and into MicroMed, with MicroMed as the surviving entity at the subsidiary level. We will issue shares of our common stock on a one-for-one basis to the stockholders of MicroMed in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. Additionally, we will assume options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by MicroMed. All outstanding options that will be assumed by us have been issued under the MicroMed 1997 Stock Option Plan or the MicroMed 2005 Stock Incentive Plan. Further to the Merger, we will assume the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan as stock option plans of our company. We will also issue 1,500,000 post-split shares into escrow to cover indemnification obligations, if any, to MicroMed and its stockholders. Immediately prior to the Merger, we will effectuate a 1-for-3.3528 reverse stock split of our common stock. After the Merger is concluded, we will reincorporate from the State of Nevada to the State of Delaware and change our corporate name to MicroMed Cardiovascular, Inc., or such other name as MicroMed may select prior to closing. Further to the Merger, we will also cancel 10,010,800 shares of our pre-split common stock held by Pete Smith and distribute assets, and related liabilities, to him that we held prior to the Merger. Mr. Smith will also receive cash remuneration of $605,213 from third parties unaffiliated with us for his agreement to cancel such shares. On February 3, 2005, March 30, 2005, and May 11, 2005, respectively, the Company filed a form PREM14C, a form PRER14C and a form DEF14C with the Securities Exchange Commission of the United States pursuant to a proposed Agreement and Plan of Merger with MicroMed.

MicroMed is a medical device company focused on the development of ventricular assist device ("VAD") products. MicroMed has developed a miniaturized heart pump, or VAD, known as the DeBakey VAD (the "DeBakey VAD") to address congestive heart failure, a condition where the diseased heart cannot pump adequate blood to meet the oxygen and nutritional needs of the body. The DeBakey VAD is a small (1 inch x 3 inches) National Aeronautics and Space Administration designed axial flow pump that can provide increased blood flow from the left ventricle of the heart throughout the body for patients whose hearts are diseased and unable to maintain adequate blood flow to sustain their lives.


Change of Accountant


As of September 17, 2004, Weinberg & Company, P.A. ("Weinberg"), of 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, was dismissed as our auditor. The dismissal was approved by our board of directors at a Board meeting held on the morning of September 17, 2004. Weinberg audited the Company's financial statements as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. Weinberg's report on these financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, the report contained a modification paragraph that expressed substantial doubt about the Company's ability to continue as a going concern.

As of September 17, 2004, we engaged Morgan & Company of Vancouver, British Columbia, Canada, as our independent accountant.


THE OFFERING

Securities Being Offered: Up to 5,029,200 shares of common stock.

Offering Price: Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize. If trading of common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.


Terms of the Offering : The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 5,029,200 shares of common stock has been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities Issued And to be Issued: There are 15,040,000 shares of our common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.
Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling shareholders.

       Summary  Financial  Information


       Balance  Sheet  Data:
       February  28,  2005

       Cash                                                     $     --
       Total  Assets                                            $     --
       Liabilities                                              $  6,251
       Total  Stockholders'  Equity                             $(6,251)

There are 15,040,000 common shares issued and outstanding at April 15, 2005.


Statement of Operations Data:


Net Revenues Since Inception $ 0.  Net Loss Since Inception $(41,251).

                                  RISK FACTORS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR LIQUIDITY WILL NOT BE SUFFICIENT TO ENABLE TO CONDUCT OUR BUSINESS OPERATIONS TO THE EXTENT THAT WE BECOME PROFITABLE.


As of February 28, 2005, we had cash in the amount of $0. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. We believe the only realistic source of future funds presently available to us is through a loan from our officer and the sale of equity capital.


OUR AUDITORS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH IF TRUE, COULD LEAD TO A LOSS BY OUR INVESTORS OF THEIR INVESTMENT CAPITAL.

As noted in our financial statements that are included with this prospectus, we are a development stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated on February 20, 2003 and to date has been involved primarily in organizational and development activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the areas in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to development of our products, marketing and competition, and additional costs and expenses that may exceed current estimates. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely not be successful to the point that investors will receive a return on their investments or a return of their investments.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.


We have not earned any revenues as of February 28, 2005 and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to achieve profitability or continue operations.


IF WE ARE UNABLE TO HIRE AND/OR RETAIN EXECUTIVE OFFICERS WHO HAVE A BACKGROUND IN FOOD SALES, FOOD PRODUCTS MARKETING AND/OR THE SALMON INDUSTRY WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

Our success will be largely dependent on our ability to hire a small number of highly qualified key executive officers. This is particularly true in highly specialized businesses such as the sale of high quality salmon food products. Our president, Peter Smith has a background in salmon fishing and food preparation/sales. Mr. Weitzman has a background in the management of high end restaurants, and thus will be invaluable in marketing products to those businesses. Individuals such as Mr. Smith and Mr. Weitzman may not be readily available, may be in high demand and we may not be able to attract the staff we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. We do not maintain any "key person" life insurance policy on Mr. Smith. The loss of the services of Mr. Smith or the inability to identify, hire, train and retain other qualified personnel in the future could have a adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in us.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC ALLIANCES, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.


We currently have informal arrangements with salmon producers that catch and process wild salmon from the geographic regions that we intend to market as the best salmon producing regions in the world (see "Plan of Operations" section for detail about these alliances). In order to implement our business plan, it is critical that we maintain a relationship with one or more salmon producers in the areas we intend to market. There is no guarantee that we can maintain such relationships, nor that we can continue to obtain our products at an agreeable price in the foreseeable future. We will, however, strive to enter long term distribution arrangements with select producers and distributors as our product line develops.

THE SUCCESS OF OUR BUSINESS PLAN IS BASED UPON THE POPULARITY OF A CERTAIN TYPE OF SALMON WHICH MUST BE MAINTAINED IN THE MARKET PLACE IF WE ARE TO SUCCEED.

Because we intend to sell only a particular type of salmon (wild salmon as opposed to farmed) caught in a particular region (North of the Queen Charlotte Islands, extending to Ketchikan, Alaska), our business plan is highly contingent on the current reputation of that type of salmon and that particular region. Currently, various research and press heavily favors wild caught salmon over farmed salmon in terms of taste, health benefits, and general quality. However, the company cannot guarantee that such research will not draw opposite conclusions in the future, nor can we guarantee that farmed salmon quality will not improve such that the advantages of wild caught salmon are negated. Similarly, the region of the West Coast of North America, North of the Queen Charlotte Islands extending to Ketchikan, Alaska currently enjoys a reputation as the "salmon fishing capital of the world" and as being virtually pollution free. However, there is no guarantee that the region itself will not suffer from over-fishing, new industry (which could bring pollution), oil spills (the Alaskan coast is a very regular route for a large number of oil tankers), or some other event that could hurt the regions current reputation.

BECAUSE PETER SMITH OWNS 66.6% OF OUR OUTSTANDING COMMON STOCK, HE WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.


Pete Smith owns approximately 66.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Pete Smith may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.


BECAUSE OUR OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE BUSINESS OPERATIONS CAUSING THE BUSINESS TO NEVER BECOME FINANCIALLY VIABLE.

Mr. Peter Smith our director, president, secretary and treasurer and Mr. Eric Weitzman our director, are presently required to spend only 10-25% of their business time on business management services for our company and have agreed to spend up to 20 hours per week each. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF OUR WEBSITE IS NOT PROPERLY DEVELOPED AND MARKETED, IT IS NOT LIKELY OUR BUSINESS WILL SUCCEED AND INVESTORS MAY LOSE THEIR INVESTMENTS.

Significant development of our website must yet take place before it can generate material revenues. Before we can expect our website to be a material source of revenue, it must be further developed to the extent that it can conduct commerce over the Internet. To date, our website is not developed to this extent. If we are not successful in fully developing our website, it is not likely that our business plan will succeed.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will pay all the expenses incurred in connection with obtaining an effective registration statement with the Securities and Exchange Commission. The selling shareholders will pay any commissions or other selling expenses incurred in connection with a sale of their shares.

The estimate costs of the offering that will be paid by us are as follows:

Securities  and  Exchange  Commission  registration  fee      $   102
Transfer  Agent  Fees                                         $ 1,000
Accounting  fees  and  expenses                               $10,000
Legal  fees  and  expenses                                    $10,000
                                                              --------
Total                                                         $21,102
                                                              ========

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was determined based on the last sales price from our most recent offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.


Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS


The selling shareholders named in this prospectus are offering all of the 5,029,200 shares of common stock offered. The following table provides as of February 28, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:


(1) the number of shares owned by each prior to this offering;

(2) the total number of shares that are to be offered for each;

(3) the total number of shares that will be owned by each upon completion of the offering; and

(4) the percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders purchases additional shares of common stock, and have assumed that all shares offered are sold.

                                  TOTAL NUMBER               PER CENT
                                   OF SHARES    TOTAL SHARES  OWNED
                                     TO BE      TO BE OWNED   UPON
                    SHARES OWNED  OFFERED FOR      UPON     COMPLETE-
                      PRIOR TO      SELLING     COMPLETION   ION OF
NAME AND ADDRESS        THIS      SHAREHOLDERS   OF THIS      THIS
 OF SHAREHOLDER       OFFERING      ACCOUNT      OFFERING   OFFERING
------------------  ------------  ------------  ----------  --------
Karoline Balance
302-2050 Nelson
 Street
Vancouver, B.C.
 V6G 1N6            500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Darryl Desjardin
PO Box 435
Lions Bay, B.C.
 V0N 2E0            750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------

Jennifer Fox
2339 Larson Road
Shawnigan Lake,
B.C. V0R 2W0        500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------

Frank Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Art Aiello
3919-14th Street
Vernon, B.C.
V1T 7N3             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Erkki Saari
10854-124A Street
Surrey, B.C.
V3R 3L5             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Norma Susan Smith
104-7840 Moffat
Road
Richmond, B.C.
V6Y 1X8             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------

Jesse Denver Smith
104-1338 West 10th
Ave.
Vancouver, B.C.
V6H 1J6             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------
Victor Sparkes
7063 Amber Drive
Vernon, B.C.
V1H 1P4             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Lynda Fox
6604 Topaz Drive
Vernon, B.C.
V1H 1N8             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Michael Sheldon

8601 Lakeview
Vernon, B.C.
V1B 1W6             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Laschuk
99-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Dennis Hamaguchi
3321 Country
 Estate Court
Vernon, B.C.
V1B 2V2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------

Ronald Fairburn
309 Country
Estates Place
Vernon, B.C.
V1B 2W7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Ross MacDougall
8209 Stoneridge
Drive
Coldstream, B.C.
V1B 3M3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Bert Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Donald Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Susan Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Brian Ostafew
3924 Cascade
Drive
Vernon, B.C.
V1T 9E7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Sandra Larson
3919-14th Street
Vernon, B.C.
V1T 7N3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Larry Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Kubilius
42-7880 Kidston
Road
Coldstream, B.C.
V1B 1S2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Eunice Cochrane
4603 Pleasant
Valley Road
Vernon, B.C.
V1T 4M7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------

John Ross
2000-25th Avenue
Vernon, B.C.
V1T 1M9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Laura Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             800           800           0           0
------------------  ------------  ------------  ----------  --------

Penny Coon
203-110 Kal Lake
Road
Vernon, B.C.
V1T 7M3             800           800           0           0
------------------  ------------  ------------  ----------  --------
Sigrid Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3M1             800           800           0           0
------------------  ------------  ------------  ----------  --------
Laura Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             800           800           0           0
------------------  ------------  ------------  ----------  --------
Carole Stockford
6601 Topaz Road
Vernon, B.C.
V1H 1N8             800           800           0           0
------------------  ------------  ------------  ----------  --------

John Fox
28-717 Aspen
Drive
Comox, B.C.
V9M 3X4             800           800           0           0
------------------  ------------  ------------  ----------  --------
Ruth Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             800           800           0           0
------------------  ------------  ------------  ----------  --------
Don Loper
1667 Ascot
Comox, B.C.
V9M 1A8             800           800           0           0
------------------  ------------  ------------  ----------  --------
Dianne
Massingberd
3801-32nd Avenue
Vernon, B.C.
V1T 2N3             800           800           0           0
------------------  ------------  ------------  ----------  --------

Clive Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             800           800           0           0
------------------  ------------  ------------  ----------  --------
Nita Ostafew
3924 Cascade
Drive

Vernon, B.C.
V1T 9E7             800           800           0           0
------------------  ------------  ------------  ----------  --------
Barry Johnston
7491 Longacre
Road

Vernon, B.C.
V1H 1G7             600           600           0           0
------------------  ------------  ------------  ----------  --------
Lynda Hamaguchi
3321 Country
Estates Court
Vernon, B.C.
V1H 2V2             600           600           0           0
------------------  ------------  ------------  ----------  --------
Malcolm
MacDougall
8209 Stoneridge
Drive
Vernon, B.C.
V1B 3M3             600           600           0           0
------------------  ------------  ------------  ----------  --------
Christina Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             600           600           0           0
------------------  ------------  ------------  ----------  --------
Sonja Laschuk
99-124 Sarsons
Road
Vernon, B.C.        600           600           0           0
------------------  ------------  ------------  ----------  --------
Alice Marshall
3701-36th Street
Vernon, B.C.
V1T 6E6             600           600           0           0
------------------  ------------  ------------  ----------  --------
Kathy Bond
95-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             600           600           0           0
------------------  ------------  ------------  ----------  --------
Carol-Ann Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------

Linda Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------

To our knowledge, none of the selling shareholders:

(1) has had a material relationship with Salmon Express other than as a shareholder as noted above at any time within the past three years; or

(2) has ever been an officer or director of Salmon Express.

Some of the Selling Shareholders are related to Mr. Pete Smith, who is currently the company's president, secretary and treasurer and a director. Karoline Balance is Mr. Smith's sister. Jesse Denver Smith is Mr. Smith's son. None of the selling shareholders are related to Eric Weitzman.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;

(2) in privately negotiated transactions;

(3) through the writing of options on the common stock;

(4) in short sales; or

(5) in any combination of these methods of distribution.


The sales price of our stock will be $0.25 per share until a trading market for our shares develops. Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize. If trading of common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Our common stock will be subject to the penny stock rules and therefore our stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our executive officers and directors and their respective ages as of February 28, 2005 are as follows:


Directors:

Name of Director            Age
----------------------    -----


Peter Michael Smith         56

Eric Weitzman               34


Executive Officers:

Name of Officer            Age      Office
----------------------    -----     -------


Peter Michael Smith        56       President,  Secretary and Treasurer


Since our inception, each officer and director has spent between 5 and 20 hours per month upon the developmental and organizational aspects of our business. When we commence the regular business of selling and shipping salmon products, each officer and director will spend up to 20 hours per week on the business pursuits of Salmon Express.

Set forth below is a brief description of the background and business experience of Mr. Smith and Mr. Weitzman for the past five years.

Peter Smith, who was born on December 28, 1947, has been an avid fisherman all his life. He retired after 20 years in the Air Force as a Captain, having spent the majority of his service time as a Search and Rescue pilot. He then founded and ran the highly successful Malarky Grill restaurant in Richmond, British Columbia, Canada from 1988 until 1990. He moved to his hometown of Vernon B.C. in 1994 where he resides today. Mr. Smith has spent the last five years working as an independent contractor in the powerline and construction industries in and around the Okanagan Valley of British Columbia.

Eric Weitzman, who was born March 14, 1970, has been living and working in Los Angeles, California for the last 13 years, and has established himself as one of the city's most successful and diverse restaurateurs. Mr. Weitzman comes from a family that owned and operated three restaurants and a kosher factory in New York for more than two generations. He worked in the family business as Prep Cook and subsequently gained experience in all areas of operations. After leaving the family business, Mr. Weitzman attended the University of Maryland, with an emphasis in Business Management, from 1988 to 1990. Since moving to LA in 1990, Eric Weitzman has been a Manager or General Manager of some of the most renowned restaurants and clubs in the country, including: Jones Hollywood (Los Angeles, 1995-8), Bar Marmont (Los Angeles, 1998-9), Swingers (Los Angeles,
1995), Circle Bar (Los Angeles, 2000-1), Baby's Nightclub (Hard Rock Hotel, Las Vegas, Nevada, 1999), Dive! (Los Angeles, 1994-5), Tengu sushi house (Los Angeles, 2000-1), Nacional (Los Angeles, 2002-present), Ivar Night Club (Los Angeles, 2001-present), and Paladar (a Cuban concept in Hollywood, CA, 2003-present) . Mr. Weitzman is currently a managing member, owner, and Chief Operations Officer for Ivar, Nacional, Paladar, and Tengu.

Term of Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Smith has served as a director since our inception on February 20, 2003. Mr. Weitzman was appointed to the Board of Directors on Sept 28, 2003.

Significant Employees

We have no significant employees other than the officers and directors described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of April 14, 2005, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,040,000 shares of common stock issued and outstanding on April 14, 2005.


                    Name  and address          Number of Shares    Percentage of
Title  of  class    of beneficial owner        of Common Stock     Common Stock

Common  Stock       Pete  Smith                    10,010,800          66.6%
                    6604  Topaz  Drive
                    Vernon,  B.C.
                    V1H  1N8

Common  Stock       Eric  Weitzman                          0             0%
                    6604  Topaz  Drive
                    Vernon,  B.C.
                    V1H 1N8


Common Stock        Directors and Officers as      10,010,800          66.6%
                    A group (2 Persons)

                            DESCRIPTION OF SECURITIES

General


The securities being offered are 5,029,200 shares of our common stock, par value $0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 50,000,000 shares of common stock, par value $0.001 per share. As of April 14, 2005, a total of 15,040,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.


Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, our independent counsel, has provided an opinion on the legality of our common stock.


Our financial statements for the years ended November 30, 2004 and 2003 included in this prospectus and the registration statement have been audited by Morgan & Company, and Weinberg & Company, P.A., respectively, to the extent and for the periods set forth in their reports appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

Overview

Salmon Express was founded by Peter Smith, and incorporated as Salmon Express, Inc. Salmon Express is currently being run by Peter Smith, who is also the president, secretary and treasurer and a director of the company. Our intent is to sell quality salmon products, being caught wild in specific regions of the Alaskan coast, to individuals, specialty stores and restaurants. We intend to generate revenues through three major streams:

(1) The sale and delivery of salmon products though our web site salmonx.com.
(2) The sale and delivery of salmon products through our 1-800 phone line.
(3) The sale and delivery of other seafood products, when in season, through both the web site and the 1-800 phone line.

Our plan is to market a specific type of salmon product (wild caught salmon as opposed to farmed salmon), and market a specific region for wild salmon harvests (the West Coast of North America from the North end of the Queen Charlotte Islands, Canada extending to Ketchikan, Alaska). Upon making a sale, we will notify a licensed fish processor dealing in the product we sale, of the order. The product will be shipped directly by the licensed fish processor to the end user. Using existing research and publications about wild salmon from this region, we intend to create a niche, high-end market for the salmon products we will market. We will pinpoint market high-end food stores and restaurants, and mass market through our internet web-site located at www.salmonx.com. We will accept orders on-line, and through a 1-800 number.

On March 31, 2003, Pete Smith purchased 10,000,000 shares in Salmon Express, Inc. at a cost of $0.0005 per share. Mr. Smith's total investment was $5,000, which served as the company's initial start up capital. Shortly thereafter, from April 28 to May 13 of 2003, the company conducted an offering of shares to 9 individuals under regulation S of the Securities Act of 1933. The offering was done at $0.002 per share. A total of 9 individuals participated, purchasing a total of 5,000,000 shares between them for a total of $10,000.00. From July 7 to July 16, 2003, the company conducted another offering under regulation S of the Securities Act of 1933, this time at a price of $0.25 per share. A total of 35 individuals participated, purchasing a total of 29,200 shares of stock between them for a total of $7,300. Pete Smith purchased an additional 10,800 shares for $2,700 as part of that same offering.

Since the inception of the Salmon Express, we have worked toward the introduction of the product we will sell into the market place, during the fishing season commencing June, 2004. To meet this objective we have:


      o Spent time in the Queen Charlotte Islands and Ketchikan, Alaska locating a supplier/processor who packs wild salmon from "Salmon Express" waters. As a result, we have entered a letter of intent with one supplier who is ready to supply us with product to our specifications and deliver it using our packaging. We have also developed relationships with other suppliers in the event our principle supplier cannot provide us with product.

      o     Developed a company logo and promotional products.

      o Developed extensive internet web-site which is still in progress but largely complete and ready to take orders.

      o Designed and constructed gift packaging concept, including the silk-screening of the Salmon Express logo to be branded on each cedar box shipping container and have placed our initial order for cedar shipping boxes.

      o Prepared mail-out and internet based advertising campaigns. We have developed an internet mail-out brochure and a bulk mail advertising brochure and are developing address lists consisting mainly of high end restaurants on the North American West Coast where these brochures will be sent.

      o We have obtained a Toll-free phone number, which we will use for customer questions and custom orders, as well as for orders from businesses and restaurants.


We have entered into a letter of intent with a major salmon packer/supplier and have entered into contracts for the:

      o     further development and maintenance of our website;

      o     the production and supply of advertising brochures; and

      o     the production and supply of cedar gift boxes.

Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. Salmon Express was formed for the purpose of executing an extensive business plan developed by our founder, Mr. Smith, as set forth in this prospectus. Mr. Smith is moving forward aggressively with the development of the business plan. Our director Eric Weitzman has experience in and contacts in the high end food market which we believe will be valuable to us in launching our products. For these reasons, we believe Salmon Express is not within the scope of Rule 419.

Salmon Industry and Trends

There are essentially two salmon industries, one for wild harvest salmon, and one for farmed salmon. In both cases, the economics are relatively simple. A gross amount of Salmon is harvested, processed, and sold by various salmon processors and distributors at market prices. In the case of wild harvests, commercial fisherman harvest fish during open fishing times, which may vary significantly from State to State, Province to Province, and Country to Country, and may also be affected by projected salmon migration patterns and the particular species of salmon being caught.

While the farmed salmon industry has grown, wild salmon harvest companies have seen either low growth or decline in both volume and profitability over the last 10 years. The growth in the production and distribution of farmed salmon has supported world salmon consumption which in turn supports the salmon industry in general. However, the farming industry has received negative press concerning farmed salmon as a product, and the impact salmon farms have on the environment. For example, In the international science journal, Chemosphere, Canadian scientist Michael Easton, an expert in ecotoxicology, found that farmed salmon show 10 times more PCB's (known carcinogens) than wild salmon. The PCB's are concentrated in the oil-rich, pelletized fish meal, which farmed salmon are fed. See Easton, M.D.L. Luszniak and E. Van der Geest. 2002. "Preliminary Examination of Contaminant Loadings in Farmed Salmon and Commercial Salmon Feed". Chemosphere, 46 (2002), 1053-1074.

Wild salmon have the fat reserves necessary to migrate and spawn thousands of miles. Farmed salmon have lower levels of oil content which generally translates to fish flesh that dries out faster and does not produce good quality smoked salmon. In an organized taste test by Environmental Media Services and SeaWeb on June 15, 2000 fisheries experts, government officials and journalists had a chance to taste wild and farmed salmon prepared in the same way in a blind taste test. The tasters evaluated the flavor, texture, mouth feel and color of each fish. Wild salmon was preferred in all the categories. See Environmental Media Services (Washington DC). "Taste Test: Wild Salmon Beats Farmed by 44%". 2003. See http://www.ems.org/salmon/taste_test.html.

Alaskan Salmon Environment

The general advisories warning of mercury levels in fish issued from the U.S. Environmental Protection Agency and U.S. Food and Drug Administration in January 25, 2001, were amended for fish from Alaska. Alaskan fish showed mercury levels below the levels upon which the FDA issued its advisory. We believe this helps establish Alaskan salmon as a better product than salmon generally. See Bulletin No. 6, June 15, 2001, Mercury and National Fish Advisories Statement from Alaska Division of Public Health, Recommendations for Fish Consumption in Alaska (see http://www.epi.hss.state.ak.us/bulletins/docs/b2001_06.htm)

Health Benefits of Salmon

As reported by the Alaska Seafood Marketing Institute at their website http://www.alaskaseafood.org/flavor/health.htm, Alaskan salmon provides an excellent source of high quality protein that's low in saturated fat and rich in essential vitamins and minerals.

Marketing

Our marketing plan will initially consist of the development of our internet web-site, and the distribution of advertising cards and flyers. We will pinpoint advertise by establishing a list of high end restaurants and specialty shops that already sell salmon products and we will send materials directly too them. In some cases, we will also send product samples. We will start this campaign in major centers (New York, Washington, Los Angeles, San Francisco) and distribute materials and samples as marketing funds allow. Moreover, our internet web-site will be designed in such a manner that search engine hits will be maximized when potential internet consumers enter certain key words and phrases into internet search engines (words and phrases such as "salmon", "fast delivery", "smoked salmon", etc.).

Description of the Product

We intend to generate revenues through three major streams:

(1) The sale and delivery of salmon products through our web site salmonx.com.
(2) The sale and delivery of salmon products through our 1-800 phone line.
(3) The sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line.

We expect our most popular product will be a flash frozen, cryo-vacuumed salmon fillet, which will be delivered via courier overnight. Salmon Express salmon, and other seasonal seafood products, will be caught wild and in specific regions off the Alaskan coast. The product will be processed by flash freezing and be cryo-vacuume packed. The cryovacuum/flash freezing system ensures that the product will remain fresh for extended periods. It is intended that each of these steps, individually and together, will result in a vastly superior product to most other salmon products currently available in the markets.


We hope to sell salmon products on our Internet web site. We intend to enter into an agreement with an on-line merchandise hosting service to provide technical support for our web site. Companies of this sort provide the technology required to offer and process sales through the Internet. These services will cost approximately $40 per month per site.

We hope to sell salmon products through our 1-800 phone line. We have reserved the number 1-800-SALMONX for our use. The service itself is free of charge, and the company will be charged between 8-9 cents per minute for incoming calls. For those customers outside the United States, we will provide a contact number but this number will not be toll free. We may change this policy depending on the level of interest our product receives from non-US customers.


Strategy

Our business plan is to bring each of its three main revenue streams to markets in the United States. However, based on market response, future expansion may result into other markets. Initially, our marketing strategy (distribution of brochures, samples, etc.) will focus on U.S. based individuals, specialty stores and restaurants.

The template for our Salmonx.com web site has been developed but is not operational. It will offer many of the features found on web sites owned by other seafood suppliers, but will have a distinctive, high-end flavor. To view the site in its current state, please go to www.salmonx.com.

Product Development


We believe that a moderate level of investment in product development is necessary in order to gain a favorable market position. Total expenses for the development of the initial web-site and packaging concept, the establishment of the 1-800 number, and the establishment of suitable distribution arrangements has been approximately $10,000.

We have spent a total of approximately $1,000 on the development of our current logo and packaging concept. For small orders (gift size packages up to 5 pounds), we intend to use a small cedar box to package our product. This box will have the Salmon Express logo burned onto the top. The company is currently in negotiations with Woodpack Industries, of Vernon, British Columbia, for production and supply of such boxes. For larger orders, we will use the standard packaging of our supplier, but with our own company labels and identification affixed. This will be an essential term of any distribution agreement (that we be allowed to affix out own labels), and we have discovered that such practice is standard in the Alaskan salmon supply industry.

The cost for the development of the Salmonx.com web-site has, to date, been approximately $1,500. Other independent designers have assisted in the development of the Salmonx.com web site. The cumulative cost for this has, to date, been approximately $1,500. The site became fully operational in June of 2004, and our web designer has agreed to maintain the site on an ongoing basis at the rate of $30 per hour.

We have established contact with several salmon suppliers that deal in salmon products caught wild in the geographic region the company intends to market. At the South end of the geographic region, in Masset, British Columbia, Canada, we have mutually signed a letter of intent with Seapak Q.C.I. processors and packers. At the North end of our geographic region is Ketchikan, Alaska, where we have established good relationships with a number of local suppliers. We intend to enter similar letters of intent with one or more of these suppliers, and solidify these relationships with a distribution contract in the near future. We believe several supply sources should be available to the company so that product orders can be met should one or more suppliers fail to meet our demands for one reason or another.

We have developed a logo, a packaging concept (cedar gift boxes bearing a brand of the company logo), and various advertising material. It is anticipated that brand recognition will be an important part of our business, both in terms of obtaining repeat business, and in terms of promoting our product as unique. We believe the fact that we are one of the only companies that sells wild salmon exclusively caught from a specific geographic region will set us apart from our competitors. We must strive to protect both our logo, and our company name. To this end, the company is attempting to trademark the "Salmon Express" name and logo, and we are currently going through this process with the US Trademark Office.


Competition

We plan to focus on a niche market, catering to individuals, specialty stores and restaurants that demand the absolute highest quality in salmon products. There are currently numerous suppliers of wild salmon and other seafood products. The various suppliers provide many different types of salmon products, including smoked lox, pickled salmon, frozen fillets, portioned, pattied, ikura and sujiko. Five of our most established competitors are: Trident Seafoods (www.tridentseafoods.com); Alaska Gourmet Seafoods (www.alaska.net/~akfoods/); Cannon Fish Company (www.cannonfish.com); Icicle Seafoods Inc. (www.icicleseafoods.com) and Island Seafoods (www.islandseafoods.com). This list is by no means complete, as there are many other suppliers in Alaska alone, and hundreds more worldwide.

We anticipate competing with the larger suppliers in some aspects of our business including but not limited to: market share, internet traffic and product sales. This competition could result in our being unable to gain any significant market share which could have a material adverse effect on our operating results, financial condition, and/or prospects.

The salmon market is highly competitive and we may not be able to compete effectively against companies with greater financial resources or companies that have a stronger market presence.

Government Regulation

The fish packing industry is subject to government regulation and oversight mainly through the FDA's Seafood HACCP Program. The fish packer with which we have a letter of intent is a major supplier of wild salmon products and has represented that it is compliant with all government regulations and that all product shipped for us will be accompanied by such certifications as necessary under such regulation. Salmon Express will not contract with any supplier that is not compliant with such government regulation. As a marketer of salmon, Salmon Express is not subject further government regulation other than regulation and taxing authority that applies to business generally. In addition, as a marketing company, we will also be subject to state and federal consumer legislation relating to fairness in advertising and collection procedures.

Employees

We have no employees, other than our officers, as of the date of this prospectus. It is important to the success of our business that we always have at least one executive officer who has extensive experience and knowledge of salmon products. At the present time, our president, Peter Smith, has those qualifications.

At this time, we do not pay any compensation to our officers or directors solely for serving as directors on our board of directors. However, we do intend to compensate Mr. Weitzman, either through stock or cash or by some combination thereof, at some future date or as funds become available. To date, Mr. Weitzman has no contract with the company for such remuneration, and is serving on a good faith basis.

Insurance

At the present time we do not carry any insurance coverage for our business operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

                                PLAN OF OPERATION

BUSINESS PLAN FOR NEXT 12 MONTHS

Plan of Operation


We are presently attempting to implement our three streams for generating revenue: the sale and delivery of salmon products through our website salmonx.com; the sale and delivery of salmon products through our 1-800 phone line; and the sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line. We have established distribution channels to meet any orders we receive. In the future, we may obtain cold storage space (suitable for holding flash frozen seafood products) and establish an inventory of Salmon Express products. Ultimately, once we can predict demand, establishing an inventory will improve our ability to obtain whole-sale prices for seafood products and make quality control and delivery more efficient. We intend to maintain good relationships with a number of salmon suppliers in our target geographic region so that our inventory can be maintained, diminished or increased depending on initial consumer response.

We have been sending brochures to our niche customers. These brochures highlight the superior quality of our product, the products available, ordering information and prices. We also market Salmon Express products through our internet web-site, which uses pictures, slogans and various search engine hit maximization strategies to market our product platform.

Funds received from our private offerings have provided us with enough funds to execute the initial stages of our business plan which includes the initial development of our internet web site and 1-800 ordering service, our product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors. Under currently anticipated budgetary constraints, and assuming we fail to generate any revenues in our first year of operation, we anticipate that we can maintain an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels with high quality salmon products distributors, and keep several Salmon Express products available, in various packaging schemes, for order and fast delivery.

Our marketing efforts to date have yielded little if any results. Unless our marketing becomes more effective than it has been to date, we will be forced to close the business or find more effective ways of conducting our business.

In light of the lack of results to our marketing efforts to date, our President has initiated discussions with MicroMed Technology, Inc. ("MicroMed"), a privately held Delaware corporation based in Houston, Texas, to merge a subsidiary of Salmon Express with and into MicroMed, with MicroMed as the surviving entity at the subsidiary level. On February 3, 2005, March 30, 2005 and May 11, 2005, respectively, the Company filed a form PREM14C, form PRER14C and form DEF14C with the Securities Exchange Commission of the United States pursuant to a proposed Agreement and Plan of Merger with MicroMed. MicroMed is a medical device company focused on the development of ventricular assist device ("VAD") products. MicroMed has developed a miniaturized heart pump, or VAD, known as the DeBakey VAD (the "DeBakey VAD") to address congestive heart failure, a condition where the diseased heart cannot pump adequate blood to meet the oxygen and nutritional needs of the body. The DeBakey VAD is a small (1 inch x 3 inches) National Aeronautics and Space Administration designed axial flow pump that can provide increased blood flow from the left ventricle of the heart throughout the body for patients whose hearts are diseased and unable to maintain adequate blood flow to sustain their lives.

Liquidity

To jump start our business plan and to operate our business for the next 12 months, we believe we will need approximately $50,000. We plan on obtaining this operating capital from our own available funds, and we expect to raise capital through the sale of equity capital if business revenues are not available to pay necessary expenses. However, if funds are not available from these sources, our director and President, Mr. Pete Smith has agreed to loan Salmon Express up to $50,000 in furtherance of our plan of operations for the next twelve months. The cash on hand we have at the present time will sustain the operations of Salmon Express for approximately two months. We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above, unless initial response to our products is extremely positive and orders are more numerous than expected.

Going Concern


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has very little revenue and business operations and incurred a net loss of $4,079 and negative cash flow from operations of $4,426 for the three month period ended February 28, 2005, and net loss of $26,601 for the year ended November 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Funds received from the Company's private offerings have provided the Company with enough funds to execute the initial stages of the Company's business plan which includes the initial development of the Company's internet web site and 1-800 ordering service, the Company's product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors in the region the Company intends to market. Under currently anticipated budgetary constraints, and assuming the Company fails to generate any revenues in its first year of operation commencing in the fourth quarter of 2004, the Company anticipates that it will have an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels established with high quality salmon products distributors, and several Salmon Express products available, in various packaging schemes, for order and fast delivery. For further information relevant to the Company's ability to continue as a going concern, see section "Liquidity and Capital Resources" above.


Recent Accounting Pronouncements


In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided though other interest that will absorb some or all of the expected losses of the entity: (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date included those entities to which Interpretation No. 46 has previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for a proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statements No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Management does not expect the implementation of these recent pronouncements to have a material effect on the Company's financial position of results of operations.


Off-Balance Sheet Arrangements


There were no off-balance sheet arrangements made in 2004.


                             DESCRIPTION OF PROPERTY


We do not lease or own any real property. We maintain our corporate office at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8. This office space is being provided free of charge by our president, Mr. Pete Smith. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. If our business matures and develops significant sales, the company will seek other space if early revenues make the extra expense manageable. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction or proposed transaction with us:

1. Any of our directors or officers;
2. Any person proposed as a nominee for election as a director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
4. Any of our promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock


Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.


Options and Warrants

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Holders of Our Common Stock

As of the date of this registration statement, we have 45 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus what is needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

All shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 150,000 shares in our company as of the date of this prospectus; or

(2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold 10,010,800 of the shares that may be sold pursuant to Rule 144.

                             EXECUTIVE COMPENSATION

Compensation


There has been no compensation awarded to, earned by, or paid to our executive officers for the period ended November 30, 2004 nor from that date through February 28, 2005.


Stock Option Grants


We did not grant any stock options to the executive officers during the period ended November 30, 2004, nor since that date.

                              FINANCIAL STATEMENTS

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                               Page


Independent Auditors' Report (Weinberg & Company, P.A.) ...................................     F-1

Report of Independent Registered Public Accounting Firm (Morgan & Company) ................     F-2

Balance Sheets, November 30, 2004 and 2003 ................................................     F-3



Statements of Operations for the Year Ended November 30, 2004, for the Period
from Inception (February 20, 2003) to November 30, 2003, and for the Period from
Inception (February 20, 2003) to November 30,
2004 ......................................................................................     F-4

Statements of Cash Flows for the Year Ended November 30, 2004, for the Period
from Inception (February 20, 2003) to November 30, 2003, and for the Period from
Inception (February 20, 2003) to November 30,
2004 ......................................................................................     F-5

Statements of Shareholders' Deficiency For The Period From Inception (February 20,
2003) to November 30, 2004 ................................................................     F-6

Notes to Financial Statements For the Years Ended November 30, 2004 and
2003 ......................................................................................     F-7

Balance Sheets, February 28, 2005 (unaudited) .............................................     F-10

Statements of Operations for the Three Months Ended February 28, 2005 (unaudited), for the Three Months Ended February 29, 2004 (unaudited), and for the Period from
Inception (February 20, 2003) through February 28, 2005 (unaudited) .......................     F-11

Statements of Cash Flows for the Three Months Ended February 28, 2005 (unaudited), for the Three Months Ended February 29, 2004 (unaudited), and for the Period from
Inception (February 20, 2003) through February 28, 2005 (unaudited) .......................     F-12

Statement of Shareholders' Deficiency for the Period From Inception (February 20,
2003) to February 28, 2005 (unaudited) ....................................................     F-13

Notes to Financial Statements as of February 28, 2005 .....................................     F-14



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Salmon Express Inc.

We have audited the accompanying balance sheet of Salmon Express Inc. (a development stage company) as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Salmon Express Inc. as at November 30, 2003 and the results of its operations and its cash flows for the period from February 20, 2003 (inception) through November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues or business operations and incurred a net loss and negative cash flow from operations of $10,571 for the period ended November 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEINBERG  &  COMPANY,  P.A.

Boca  Raton,  Florida
December 24, 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders Salmon Express Inc. (A development stage company):

We have audited the accompanying balance sheet of Salmon Express Inc. (a development stage company) as at November 30, 2004, and the related statements of operations, cash flows, and stockholders' deficiency for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Salmon Express Inc., for the period from February 20, 2003 (inception) to November 30, 2003, were audited by other auditors whose report thereon, dated December 24, 2003, expressed an unqualified opinion.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at November 30, 2004, and the results of its operations and its cash flows for the year ended November 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has incurred a net loss of $37,172 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                         /s/ Morgan & Company
February 1, 2005                                          Chartered Accountants

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                            (STATED IN U.S. DOLLARS)


------------------------------------------------------------------------------------
                                                                     NOVEMBER 30
                                                                  2004        2003
------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash                                                       $  4,426    $ 14,429
====================================================================================

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                   $  6,598    $     --
------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

COMMON STOCK
     Authorized:
         50,000,000 common shares, par value $0.001 per share

     Issued and outstanding:
         15,040,000 common shares                                 15,040      15,040

     Additional paid-in capital                                   19,960       9,960

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                 (37,172)    (10,571)
------------------------------------------------------------------------------------

                                                                  (2,172)     14,429
------------------------------------------------------------------------------------

                                                                $  4,426    $ 14,429
====================================================================================


    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                            (STATED IN U.S. DOLLARS)


----------------------------------------------------------------------------------------------------------------
                                                                                                    CUMULATIVE
                                                                        PERIOD FROM                PERIOD FROM
                                                                         INCEPTION                  INCEPTION
                                                   YEAR                 FEBRUARY 20                FEBRUARY 20
                                                   ENDED                  2003 TO                    2003 TO
                                                NOVEMBER 30             NOVEMBER 30                NOVEMBER 30
                                                   2004                     2003                      2004
---------------------------------------------------------------------------------------------------------------
REVENUE                                          $         --             $         --             $         --
                                                 ------------             ------------             ------------

EXPENSES

     General and administrative                        10,297                    5,057                   15,354

     Professional fees
                                                       16,304                    5,514                   21,818
                                                 ------------             ------------             ------------
                                                       26,601                   10,571                   37,172
                                                 ------------             ------------             ------------

NET LOSS FOR THE PERIOD                          $    (26,601)            $    (10,571)            $    (37,172)
===============================================================================================================

NET LOSS PER SHARE, Basic and diluted            $       0.00             $       0.00
======================================================================================

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         15,040,000               13,076,301
======================================================================================

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                            (STATED IN U.S. DOLLARS)


---------------------------------------------------------------------------------------------------------------
                                                                                                   CUMULATIVE
                                                                               PERIOD FROM         PERIOD FROM
                                                                                INCEPTION           INCEPTION
                                                                YEAR           FEBRUARY 20         FEBRUARY 20
                                                               ENDED             2003 TO             2003 TO
                                                             NOVEMBER 30        NOVEMBER 30         NOVEMBER 30
                                                                2004               2003               2004
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss for the period                                   $  (26,601)       $   (10,571)          $(37,172)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY
  OPERATING ACTIVITIES

     Accounts payable                                               6,598              --                 6,598
                                                            ---------------------------------------------------
                                                                  (20,003)           (10,571)           (30,574)
                                                            ---------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Loan from shareholder                                         10,000              --                10,000

     Issue of common shares for cash                                --                25,000             25,000
                                                            ---------------------------------------------------
                                                                   10,000             25,000             35,000
                                                            ---------------------------------------------------

INCREASE (DECREASE) IN CASH                                       (10,003)            14,429              4,426

CASH, BEGINNING OF PERIOD                                          14,429              --                    --
                                                            ---------------------------------------------------

CASH, END OF PERIOD                                            $    4,426        $    14,429            $ 4,426
===============================================================================================================

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID

     Interest paid during the period                           $       --        $        --            $    --

     Income taxes paid during the period                       $       --        $        --            $    --
===============================================================================================================

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM INCEPTION, FEBRUARY 20, 2003, TO NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

                                                                                                       DEFICIT
                                                                                                     ACCUMULATED
                                                      NUMBER                        ADDITIONAL        DURING THE
                                                        OF             PAR           PAID-IN         DEVELOPMENT
                                                      SHARES          VALUE          CAPITAL            STAGE             TOTAL
                                                  ----------------------------------------------------------------------------------
Shares issued for cash (March 2003)                  10,000,000        $10,000         $(5,000)           $  -             $ 5,000
Shares issued for cash (April 2003)                   1,250,000          1,250           1,250               -               2,500
Shares issued for cash (May 2003)                     3,750,000          3,750           3,750               -               7,500
Shares issued for cash (July 2003)                       40,000             40           9,960              --              10,000
Net loss for the period                                      --             --              --         (10,571)            (10,571)
                                                  ----------------------------------------------------------------------------------

Balance, November 30, 2003                           15,040,000         15,040           9,960         (10,571)             14,429

Note payable to a principal stockholder
  contributed as capital (Note 3)                            --             --          10,000              --              10,000
Net loss for the year                                        --             --              --         (26,601)            (26,601)
                                                  ----------------------------------------------------------------------------------

Balance, November 30, 2004                           15,040,000        $15,040         $19,960        $(37,172)            $(2,172)
                                                  ==================================================================================

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)


1. Nature Of Operations And Going Concern


A) Nature Of Operations

Salmon Express Inc. (the "Company") was formed and incorporated in the State of Nevada on February 20, 2003 and is a development stage company with no revenues since its inception. The Company has developed a system of processing (flash freezing and cryo-vacuum packaging) and distribution of salmon from the north pacific ocean.


B) Going Concern

Since its inception, the Company has been dependant upon the proceeds of stock sales from its stockholders to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be a commercial success. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues or business operations and incurred a net loss of $26,601 and negative cash flow from operations of $20,003 for the year ended November 30, 2004 and has an accumulated deficit of $37,172. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue operations is uncertain and is dependent upon its ability to achieve profitability, maintain current financing and obtain new sources of financing. The outcome of these matters cannot be predicted at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue operations.


2. Summary Of Significant Accounting Policies And Organization


A) Development Stage Enterprise

The Company is a development stage enterprise as defined by statement of financial accounting standards (SFAS) No. 7, "accounting and reporting by development stage enterprises." all losses accumulated since the inception of the Company have been considered as part of the Company's development stage activities.

B) Basis of Presentation of Financial Information

The accompanying financial statements as of November 30, 2004, and for the year then ended, have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting only of normal accruals) considered necessary for a fair presentation have been included.

C) Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

D) Loss Per Common Share

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. Common stock equivalents are not included in the calculation of diluted loss per share, because their effect would be anti-dilutive. There are no common stock equivalents outstanding as of November 30, 2004 and 2003.

E) Impairment of Long-Lived Assets

In August 2001, the financial accounting standards board ("FASB") issued statement of Financial Accounting Standards ("SFAS") No. 144, accounting for the impairment of disposal of long-lived assets ("Statement No. 144"). This pronouncement superceded Statement Of Financial Accounting Standards No. 121, accounting for the impairment of long-lived assets and long-lived assets to be disposed of ("Statement No. 121") and was required to be adopted on January 1, 2002.

Statement No. 144 retained the fundamental provisions of Statement No. 121 as it related to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The realization of the Company's revenue producing assets is dependant upon future uncertain events and conditions and accordingly, the actual timing and amount realized by the company may be materially different from their estimated value.

F) Recent Accounting Pronouncements

In April 2003, the FASB issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain embedded derivatives, and for hedging activities under Statement 133. Statement 149 is effective for contracts entered into or modified after June 30, 2003. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement requires that certain financial instruments previously classified as equity in statements of financial position be classified as liabilities. The provisions in Statement 150 are effective for financial instruments ended into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003 for public companies. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

F) Recent Accounting Pronouncements (Continued)

In November 2004, the FASB issued Statement 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted in certain circumstances. Adopting this new standard is not expected to have a significant impact on the Company's consolidated financial statements.

In December 2004, FASB has also issued SFAS No. 152 and 153 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

G) Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which is comprised of cash and accrued liabilities at November 30, 2004, approximates their fair values due to the short term nature of these instruments.

3. Note Payable

The note payable is interest free and repayable on demand. As the note payable is due to a principal stockholder, it has been classified into equity as part of additional paid-in capital.

4. Subsequent Events

On January 31, 2005, the Board of Directors approved the following:

i) entering into a Merger Agreement with Micromed Technology, Inc.;

ii) reverse stock split of 1 for 3.3528 immediately prior to the merger;

iii) reincorporation from the State of Nevada to the State of Delaware; and

iv) a name change to "Micro Med Cardiovascular Technologies, Inc."

Majority shareholder approval was also received on January 31, 2005.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                             INTERIM BALANCE SHEETS
                                   (Unaudited)


                                                                   FEBRUARY 28   NOVEMBER 30
                                                                  ------------- -----------
                                                                       2005        2004
                                                                   (Unaudited)   (Audited)
                                ASSETS

Current
Cash                                                                $     --    $  4,426
==========================================================================================
                             LIABILITIES

                               Current
                 Accounts payable and accrued liabilities           $  6,251    $  6,598
                                                                    ----------------------

                         STOCKHOLDERS' EQUITY

                             Common Stock
                                Authorized:
             50,000,000 common shares, par value $0.001 per share

                          Issued and outstanding:
                           15,040,000 common shares                   15,040      15,040

                        Additional paid-in capital                    19,960      19,960

           Deficit Accumulated During The Development Stage          (41,251)    (37,172)
                                                                    ----------------------
                                                                      (6,251)     (2,172)
                                                                    ----------------------

                                                                    $     --    $  4,426
==========================================================================================

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                          THREE MONTHS          THREE MONTHS         FEBRUARY 20
                                                              ENDED                ENDED               2003 TO
                                                           FEBRUARY 28          FEBRUARY 29          FEBRUARY 28
                                                              2005                  2004                2005
--------------------------------------------------------------------------------------------------------------------
Revenue                                                $             --     $               --    $          --
                                                       -------------------------------------------------------------

Expenses
     General and administrative                                      823                 1,205           16,177
     Professional fees                                             3,256                 5,000           25,074
                                                       -------------------------------------------------------------
                                                                   4,079                 6,205           41,251
                                                       -------------------------------------------------------------

Net Loss For The Period                                $          (4,079)   $           (6,205)   $     (41,251)
====================================================================================================================

Net Loss Per Share, Basic and diluted                  $            0.00    $             0.00
=================================================================================================

Weighted Average Number Of Common Shares Outstanding          15,040,000            15,040,000
=================================================================================================

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE
                                                                                 PERIOD FROM         PERIOD FROM
                                                                                  INCEPTION           INCEPTION
                                                              THREE MONTHS       FEBRUARY 20         FEBRUARY 20
                                                                 ENDED             2003 TO             2003 TO
                                                              FEBRUARY 28        FEBRUARY 29         FEBRUARY 28
                                                                  2005               2004               2005
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                                $         (4,079)   $         (6,205)   $        (41,251)

Adjustments To Reconcile Net Loss To Net Cash Used By
  Operating Activities
     Accounts payable                                                   (347)                 --               6,251
                                                            --------------------------------------------------------
                                                                      (4,426)             (6,205)            (35,000)
                                                            --------------------------------------------------------

Cash Flows From Financing Activities
     Loan from shareholder                                                --                  --              10,000
     Issue of common shares for cash                                      --                  --              25,000
                                                            --------------------------------------------------------
                                                                          --                  --              35,000
                                                            --------------------------------------------------------

Decrease In Cash                                                      (4,426)             (6,205)                 --

Cash, Beginning Of Period                                              4,426              14,429                  --
                                                            --------------------------------------------------------

Cash, End Of Period                                         $             --    $          8,224    $             --

Supplemental Disclosure Of Interest And Income Taxes Paid
     Interest paid during the period                        $             --    $             --    $             --
     Income taxes paid during the period                    $             --    $             --    $             --

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM INCEPTION, FEBRUARY 20, 2003, TO FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                                                                                         DEFICIT
                                                                                        ACCUMULATED
                                             NUMBER                      ADDITIONAL      DURING THE
                                               OF            PAR          PAID-IN       DEVELOPMENT
                                             SHARES         VALUE         CAPITAL          STAGE           TOTAL
                                          ------------   ------------   ------------    ------------    ------------
Shares issued for cash (March 2003)         10,000,000   $     10,000   $     (5,000)   $         --    $      5,000
Shares issued for cash (April 2003)          1,250,000          1,250          1,250              --           2,500
Shares issued for cash (May 2003)            3,750,000          3,750          3,750              --           7,500
Shares issued for cash (July 2003)              40,000             40          9,960              --          10,000
Net loss for the period                             --             --             --         (10,571)        (10,571)
                                          ------------   ------------   ------------    ------------    ------------

Balance, November 30, 2003                  15,040,000         15,040          9,960         (10,571)         14,429

Note payable to a principal stockholder
  contributed as capital (Note 3)                   --             --         10,000              --          10,000
Net loss for the year                               --             --             --         (26,601)        (26,601)
                                          ------------   ------------   ------------    ------------    ------------

Balance, November 30, 2004                  15,040,000         15,040         19,960         (37,172)         (2,172)

Net loss for the three months                       --             --             --          (4,079)         (4,079)
                                          ------------   ------------   ------------    ------------    ------------

Balance, February 28, 2005                  15,040,000   $     15,040   $     19,960    $    (41,251)   $     (6,251)
                                          ============   ============   ============    ============    ============

    The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

1. Basis Of Presentation

The unaudited financial statements as of February 28, 2005 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2004 audited financial statements and notes thereto.

2. Nature Of Operations And Going Concern

A) Nature of Operations

Salmon Express Inc. (the "Company") was formed and incorporated in the State of Nevada on February 20, 2003 and is a development stage company. The Company has developed a system of processing (flash freezing and cryo-vacuum packaging) and distribution of salmon from the North Pacific Ocean.

B) Going Concern

Since its inception, the Company has been dependent upon the proceeds of stock sales from its stockholders to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be a commercial success. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has very little revenue and business operations and incurred a net loss of $4,079 and negative cash flow from operations of $4,426 for the three months ended February 28, 2005 and has an accumulated deficit of $41,251. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue operations is uncertain and is dependent upon its ability to achieve profitability, maintain current financing and obtain new sources of financing. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue operations.

3. Summary Of Significant Accounting Policies And Organization

A) Development Stage Enterprise


The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises." All losses accumulated since the inception of the Company have been considered as part of the Company's development stage activities.


B) Basis of Presentation of Financial Information

The accompanying financial statements as of February 28, 2005, and for the three months then ended, have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting only of normal accruals) considered necessary for a fair presentation have been included.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

C) Use of Estimates


The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


D) Loss Per Common Share

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. Common stock equivalents are not included in the calculation of diluted loss per share, because their effect would be anti-dilutive. There are no common stock equivalents outstanding as of February 28, 2005 and 2004.

E) Impairment of Long-Lived Assets


In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets ("Statement No. 144"). This pronouncement superceded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of ("Statement No. 121") and was required to be adopted on January 1, 2002.


e) Impairment of Long-Lived Assets (Continued)

Statement No. 144 retained the fundamental provisions of Statement No. 121 as it related to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The Company had no revenue producing assets as at February 28, 2005 and therefore there is no impairment.

f) Recent Accounting Pronouncements

In April 2003, the FASB issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain embedded derivatives, and for hedging activities under Statement 133. Statement 149 is effective for contracts entered into or modified after June 30, 2003. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement requires that certain financial instruments previously classified as equity in statements of financial position be classified as liabilities. The provisions in Statement 150 are effective for financial instruments ended into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003 for public companies. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)


                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

F) Recent Accounting Pronouncements (Continued)


In November 2004, the FASB issued Statement 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted in certain circumstances. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In December 2004, FASB has also issued SFAS No. 152 and 153 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

G) Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which is comprised of accrued liabilities at February 28, 2005, approximates their fair values due to the short term nature of these instruments.

4. Note Payable

The note payable is interest free and repayable on demand. As the note payable is due to a principal stockholder, it has been classified into equity as part of additional paid-in capital.


5. Merger Agreement


On January 31, 2005, the Board of Directors approved the following:

i) entering into a merger agreement with MicroMed Technology, Inc. effective May 1, 2005;
ii) reverse stock split of 1 for 3.3528 immediately prior to the merger;
iii) reincorporation from the State of Nevada to the State of Delaware; and
iv) a name change to "Micro Med Cardiovascular Technologies, Inc."


Majority shareholder approval was also received on January 31, 2005.


Under the terms of the merger agreement, the Company will incorporate a subsidiary which will be merged with MicroMed Technology, Inc. ("MicroMed"). Each issued and outstanding share of common stock of the subsidiary will be converted into one issued share of the surviving corporation. Each fully issued share of MicroMed common stock outstanding will be converted into one issued share of the Company's common stock. Warrants to purchase shares of MicroMed common stock and options to purchase shares of MicroMed common stock outstanding immediately prior to the effective date will be assumed by the Company and will become warrants to purchase shares of the Company's common stock or options to purchase shares of the Company's common stock, as applicable. The shares of the Company owned by the current majority shareholder will be cancelled and all the pre-merger assets and liabilities will be transferred to that shareholder.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


As of September 17, 2004, Weinberg & Company, P.A. ("Weinberg"), of 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, was dismissed as our auditor. The dismissal was approved by our board of directors at a Board meeting held on the morning of September 17, 2004. Weinberg audited the Company's financial statements as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. Weinberg's report on these financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, the report contained a modification paragraph that expressed substantial doubt about the Company's ability to continue as a going concern.

As of September 17, 2004, we engaged Morgan & Company of Vancouver, British Columbia, Canada, as our independent accountant.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.


Upon the effective date of this registration statement and thereafter, we will file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-KSB and 10-QSB respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We encourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

Information Not Required In The Prospectus

Item 24. Indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit;
and
(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other expenses of issuance and distribution

The estimated costs of this offering are as follows:

Securities  and  Exchange  Commission  registration  fee*          $   102
Federal  Taxes                                                     $     0
State  Taxes  and  Fees                                            $     0
Transfer  Agent  Fees                                              $ 1,000
Accounting  fees  and  expenses                                    $10,000
Legal  fees  and  expenses                                         $10,000
Miscellaneous                                                      $     0
                                                                   --------
Total                                                              $21,102
                                                                   ========

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent sales of unregistered securities

We completed the issuance of 10,000,000 shares of our common stock pursuant to
Section 4(2) of the Securities Act of 1933 on June 24, 2003. We received $5,000 in cash from the issuance. No commissions or fees were paid in connection with the issuance. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a placement of 5,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2003. All shares were issued at a price of $0.002 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:


      o We implemented offering restrictions in the subscription agreements with investors.

      o     The purchasers in this offering are all non-U.S. residents.

      o     None of the purchasers have offered or sold their shares to date.

      o Their shares are being registered as part of this form SB-2 registration statement.

      o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

      o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

      o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

      o The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

      o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

      o All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.


We completed a placement of 40,000 shares of our common stock pursuant to Regulation S of the 1933 Act on Sept 31, 2003. All shares were issued at a price of $0.25 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:


      o We implemented offering restrictions in the subscription agreements with investors.

      o     The purchasers in this offering are all non-U.S. residents.

      o     None of the purchasers have offered or sold their shares to date.

      o Their shares are being registered as part of this form SB-2 registration statement.

      o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

      o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

      o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

      o The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

      o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

      o All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.


Item 27. Exhibits


EXHIBIT
NUMBER              DESCRIPTION
-------------       --------------------
3.1                 Articles  of  Incorporation  (1)
3.1                 By-Laws(1)

4.1                 Share  Certificate  (1)
5.1                 Opinion  of  Gary  Henrie,  LLC,  with  consent  to  use (1)
10.1                Smith  loan  agreement(2)
10.2                Graphics  supply  agreement  (2)
10.3                Shipping  box  agreement  (2)
10.4                Website  support  agreement  (2)
10.5                Letter  of  Intent  (2)

23.1                Consent  of  Weinberg & Company, P.A.
23.2                Consent of Morgan & Company


(1) Previously filed with the registration statement on SB-2 on Jan. 16, 2004
(2) Previously filed with amendment no. 1 to the registration statement on SB-2 on March 18, 2004

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   Signatures


In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vernon, Province of British Columbia on May 27, 2005.


                                        Salmon Express, Inc.


                                        By: /s/ Pete Smith
                                            ------------------------------------
                                            Pete  Smith,  president


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities indicated and on the dates stated have signed this registration statement below.

SIGNATURE                   CAPACITY                         DATE



                            Principal executive officer
                            Principal financial officer
                            Principal accounting officer
/s/ Pete Smith              and director                    May 27, 2005
-----------------------
Pete  Smith


/s/ Eric Weitzman           Director                        May 27, 2005
-----------------------
Eric  Weitzman